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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors of
CKS Group, Inc.:



           We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 1997, with respect to the financial statements of McKinney & Silver incorporated herein by reference from the report on Form 8-K/A of CKS Group, Inc., dated January 31, 1997, as amended March 6, 1997 and May 28, 1997.



                                                     /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
April 14, 1998